Exhibit 11


                       Consent of Independent Accountants


To the Board of Trustees of SSgA Funds:

         We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information constituting Post-effective Amendment No. 54 to the Registration Statement of SSgA Funds on Form N-1A (the "Registratino Statement") of SSgA Funds (comprised of Money Market Fund, US Government Money Market Fund, Matrix Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, Active International Fund, Bond Market Fund, International Growth Opportunities Fund, High Yield Bond Fund, Special Equity Fund, Tuckerman Active REIT Fund [formerly Real Estate Equity Fund], Aggressive Equity Fund, IAM SHARES Fund, and Life Solutions Funds: Income and Growth Fund, Balanced Fund and Growth Fund), of our reports dated October 11, 1999, on our audits of the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports to shareholders of the aforementioned Funds, which are also incorporated by reference in the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.



                                                  /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts                                PricewaterhouseCoopers LLP
December 17, 1999